EXHIBIT 99.1

September 5, 2024

Applied Digital Announces $160 Million Strategic Financing, Fueling Transformative Accelerated Compute and AI Infrastructure
Investment Endorses Applied Digital’s Track Record of Innovation, Accelerating the Creation and Application of its Data Center and GPU Cloud Deployments
DALLAS, Sept. 05, 2024 (GLOBE NEWSWIRE) -- Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder, and operator of next- generation digital infrastructure designed for High-Performance Computing (HPC) applications, today announced that it has entered into definitive agreements for a $160 million private placement financing priced at market, from a group of institutional and accredited investors, NVIDIA and Related Companies, the most prominent privately-owned real estate company and leader in complex infrastructure and data center development. This strategic financing underscores Applied Digital's position as a trusted pioneer in the accelerated compute space.

With this added capital, Applied Digital is further strengthening its financial position to bring its transformative data center and GPU cloud solutions to market at scale. These solutions — supported by the company’s deep bench of hyperscale talent, specialized access to a robust and immediately available pipeline of stranded power, and use of advanced infrastructure technologies such as closed-loop liquid cooling — are poised to deliver a proprietary, purpose-built, hyper-efficient platform for the world’s most advanced HPC and AI workloads. Among these projects are the company’s current build-out of one of the world’s largest data centers and development of an additional 300MW of data center capacity.

Applied Digital, already a Preferred NVIDIA Cloud Partner, remains on the leading edge of data center and cloud computing advancements.

As a leading digital infrastructure developer focused on keeping pace with GPU innovation delivered by leaders like NVIDIA, Applied Digital continues to establish its place as a singular source of significant scale, flexibility, security, and power in a traditionally constrained national market.

“Applied Digital was built on its ability to identify market demands, and we believe our collective philosophy, technical expertise, and long-standing industry experience have brought us to our current place of strength that will carry us and our hyperscale customers securely into the AI and HPC future,” notes Wes Cummins, CEO and Chairman at Applied Digital. “We’re proud of our strong relationship with NVIDIA, and the confidence that both they and Related Companies, along with institutional investors, have placed in us. Our team is eager to bring to market the vital capacity and contiguous, liquid-cooled IT environments that are tailor-made for AI, HPC, and other accelerated compute workloads.”

In the private placement, Applied Digital agreed to issue 49,382,720 shares of its common stock at a price per share of $3.24, representing the last closing price on September 4, 2024. The closing of the private placement is subject to customary closing conditions. Additional details regarding the private placement will be included in a Form 8-K to be filed by Applied Digital with the Securities and Exchange Commission.

The securities described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The company has agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock described above.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Goldman Sachs & Co. LLC is serving as exclusive placement agent and Lowenstein Sandler LLP is serving as legal adviser to Applied Digital in connection with the private placement.

About Applied Digital

Applied Digital (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. The company also offers large-scale accelerated computing solutions through its AI Cloud offering. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.

Forward-Looking Statements

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “intend,” “hope,” “remain,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including advancement in our construction phase of the HPC data center in Ellendale, North Dakota, our evolving business model and a shift in our business strategy towards our HPC data centers, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third-party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Investor Relations Contacts Matt Glover or Ralf Esper Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Brenlyn Motlagh Gateway Group, Inc. (949) 899-3135
APLD@gateway-grp.com

Source: Applied Digital Corporation